                                                                        EXH. 4.1


                                CREDIT AGREEMENT


                               OLYMPIC STEEL, INC.

                                  ("Borrower")


                               NATIONAL CITY BANK
                                       AND
                          THE BANKS SIGNATORY HERETO OR
                           THAT BECOME PARTIES HERETO

                                    ("Banks")


                            NATIONAL CITY BANK, AGENT


                                   dated as of
                                 October 4, 1996

TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


1A.      CROSS-REFERENCE...................................................................................      1

1B.      SUMMARY...........................................................................................      1

2A.      COMMITMENTS.......................................................................................      1

         2A.01      SUBJECT REVOLVING CREDIT LOANS AND
                    LETTERS OF CREDIT AMOUNTS..............................................................      1

         2A.02      TERM...................................................................................      1

         2A.03      OPTIONAL REDUCTIONS....................................................................      2

         2A.04      COMMITMENT FEE.........................................................................      2

         2A.05      EXTENSION OF SUBJECT COMMITMENTS.......................................................      3

2B.      SUBJECT LOANS.....................................................................................      3

         2B.01      SUBJECT NOTES..........................................................................      3

         2B.02      LOAN MIX...............................................................................      4

         2B.03      AMOUNTS................................................................................      4

         2B.04      CONTRACT PERIODS.......................................................................      4

         2B.05      MATURITIES.............................................................................      4

         2B.06      ROLLOVER...............................................................................      5

         2B.07      INTEREST RATES AND LETTER OF CREDIT COMMISSIONS........................................      5

         2B.08      MARGIN COMPUTATIONS....................................................................      6

         2B.09      PAYMENT OF INTEREST....................................................................      7

         2B.10      DISBURSEMENT...........................................................................      7

         2B.11      OPTIONAL PREPAYMENTS...................................................................      7

2C.      LETTERS OF CREDIT.................................................................................      8

         2C.01      ROUNDING OF AMOUNTS....................................................................      8


         2C.02      SUBJECT LOAN BACK-UP...................................................................      8

         2C.03      EXCULPATION............................................................................      9

         2C.04      AMENDMENTS.............................................................................      9

         2C.05      COMMISSION.............................................................................      9

2D.      GENERAL TERMS AND CONDITIONS......................................................................     10

         2D.01      CREDIT REQUESTS........................................................................     10

         2D.02      CONDITION:  NO DEFAULT.................................................................     10

         2D.03      CONDITION:  PURPOSE....................................................................     10

         2D.04      PAYMENTS...............................................................................     11

         2D.05      NOTICE.................................................................................     11

         2D.06      LIBOR LOANS:  UNAVAILABILITY...........................................................     11

         2D.07      LIBOR LOANS:  ILLEGALITY...............................................................     11

2E.      SECURITY FOR EXISTING SUBJECT LCs.................................................................     12

         2E.01      EXISTING SUBJECT LCs...................................................................     12

         2E.02      ENVIRONMENTAL INDEMNITY................................................................     12

2F.      GUARANTY OF SUBSIDIARIES OF SUBJECT LOANS AND
         SUBJECT LCs.......................................................................................     12

         2F.01      OSLI AND OSMI GUARANTY OF PAYMENT......................................................     12

3A.      INFORMATION.......................................................................................     13

         3A.01      FINANCIAL STATEMENTS...................................................................     13

         3A.02      NOTICE.................................................................................     14

3B.      GENERAL FINANCIAL STANDARDS.......................................................................     14

         3B.01      NET WORTH..............................................................................     15

         3B.02      LEVERAGE...............................................................................     15

                                       ii

         3B.03      INTEREST COVERAGE......................................................................     15

3C.      AFFIRMATIVE COVENANTS.............................................................................     15

         3C.01      TAXES AND CLAIMS.......................................................................     15

         3C.02       FINANCIAL RECORDS AND STATEMENTS......................................................     16

         3C.03      VISITATION.............................................................................     16

         3C.04      INSURANCE..............................................................................     16

         3C.05      CORPORATE EXISTENCE....................................................................     17

         3C.06      COMPLIANCE WITH LAW....................................................................     17

         3C.07      PROPERTIES.............................................................................     17

         3C.08      ERISA..................................................................................     17

         3C.09      NOTICES/REPORTS TO THIRD PARTIES.......................................................     18

         3C.10      ANNUAL AGENT'S FEE.....................................................................     18

3D.      NEGATIVE COVENANTS................................................................................     18

         3D.01      EQUITY TRANSACTIONS....................................................................     18

         3D.02      BORROWINGS.............................................................................     19

         3D.03      LIENS..................................................................................     19

         3D.04      FIXED ASSETS...........................................................................     20

         3D.05      ENVIRONMENTAL COMPLIANCE...............................................................     21

4A.      CLOSING...........................................................................................     21

         4A.01      SUBJECT NOTES..........................................................................     21

         4A.02      SUBJECT GUARANTIES.....................................................................     21

         4A.03      ENVIRONMENTAL INDEMNITY AGREEMENT......................................................     21

         4A.04      BORROWER CORPORATE DOCUMENTS...........................................................     21

         4A.05      OSLI AND OSMI CORPORATE DOCUMENTS......................................................     21

         4A.06      LEGAL OPINION..........................................................................     22

4B.      WARRANTIES........................................................................................     22

         4B.01      EXISTENCE..............................................................................     22

         4B.02      GOVERNMENTAL RESTRICTIONS..............................................................     22

         4B.03      CORPORATE AUTHORITY....................................................................     22

         4B.04      LITIGATION.............................................................................     23

         4B.05      TAXES..................................................................................     23

         4B.06      TITLE..................................................................................     23

         4B.07      LAWFUL OPERATIONS......................................................................     23

         4B.08      ERISA COMPLIANCE.......................................................................     23

         4B.09      INSURANCE..............................................................................     23

         4B.10      NO MATERIAL ADVERSE CHANGE.............................................................     23

         4B.11      FINANCIAL STATEMENTS...................................................................     24

         4B.12      DEFAULTS...............................................................................     24

5A.      EVENTS OF DEFAULT.................................................................................     24

         5A.01      PAYMENTS...............................................................................     24

         5A.02      WARRANTIES.............................................................................     24

         5A.03      COVENANTS..............................................................................     24

         5A.04      REVOCATION OF SUBJECT GUARANTIES.......................................................     24

         5A.05      CROSS-DEFAULT..........................................................................     24

         5A.06      FINAL JUDGMENT.........................................................................     25

         5A.07      BORROWER/OSLI/OSMI SOLVENCY............................................................     25

5B.      EFFECTS OF DEFAULT................................................................................     25

         5B.01      OPTIONAL DEFAULTS......................................................................     25

         5B.02      AUTOMATIC DEFAULTS.....................................................................     26

         5B.03      SUBJECT LCs............................................................................     26

         5B.04      OFFSETS................................................................................     26

         5B.05      EQUALIZATION...........................................................................     27

6A.      INDEMNITY:  STAMP TAXES...........................................................................     27

6B.      INDEMNITY:  GOVERNMENTAL COSTS/FIXED-RATE LOANS...................................................     27

6C.      INDEMNITY:  PREPAYMENT/LIBOR LOANS................................................................     27

6D.      CREDIT REQUESTS...................................................................................     28

6E.      INDEMNITY:  UNFRIENDLY TAKEOVERS..................................................................     28

6F.      INDEMNITY:  GOVERNMENTAL COSTS/SUBJECT LCs........................................................     28

6G.      INDEMNITY:  MISCELLANEOUS COSTS/SUBJECT LCs.......................................................     28

6H.      INDEMNITY:  CAPITAL REQUIREMENTS..................................................................     28

6I.      INDEMNITY:  COLLECTION COSTS......................................................................     29

6J.      CERTIFICATE FOR INDEMNIFICATION...................................................................     29

7A.      BANKS' PURPOSE....................................................................................     29

7B.      NCB-AGENT.........................................................................................     29

         7B.01      COMPENSATION...........................................................................     30

         7B.02      NO RELIANCE ON NCB-AGENT...............................................................     30

         7B.03      NCB-AGENT'S EXCULPATION................................................................     30

         7B.04      DISBURSEMENTS..........................................................................     30

         7B.05      NCB-AGENT'S INDEMNITY..................................................................     31

         7B.06      ACTIONS AFTER A DEFAULT UNDER THIS AGREEMENT...........................................     31

         7B.07      ACTIONS REQUIRING CONSENT OF A MAJORITY OF THE
                    BANKS..................................................................................     32

         7B.08      ACTIONS REQUIRING CONSENT OF ALL BANKS.................................................     32

         7B.09      ACTIONS BY AGENT.......................................................................     32

         7B.10      RESIGNATION OF AGENT...................................................................     32

8.       INTERPRETATION....................................................................................     33

         8.01       WAIVERS................................................................................     33

         8.02       CUMULATIVE PROVISIONS..................................................................     33

         8.03       BINDING EFFECT.........................................................................     33

         8.04       SURVIVAL OF PROVISIONS.................................................................     34

         8.05       IMMEDIATE U.S. FUNDS...................................................................     34

         8.06       CAPTIONS...............................................................................     34

         8.07       SUBSECTIONS............................................................................     34

         8.08       ILLEGALITY.............................................................................     34

         8.09       OHIO LAW...............................................................................     34

         8.10       INTEREST/FEE COMPUTATIONS..............................................................     34

         8.11       NOTICE.................................................................................     34

         8.12       ACCOUNTING TERMS.......................................................................     35

9.       DEFINITIONS.......................................................................................     35

10.      EXECUTION.........................................................................................     41

                                CREDIT AGREEMENT


              This Credit Agreement is made as of October 4, 1996, by and among OLYMPIC STEEL, INC. ("Borrower") and NATIONAL CITY BANK ("NCB") and the other Banks signatory hereto or that become parties hereto by amendment or supplement hereto ("Banks"), and NATIONAL CITY Bank, as agent (in that capacity, "NCB-Agent"), of the Banks for the purposes of this Agreement and the related writings.

              1A. CROSS-REFERENCE -- Certain terms are defined in Section 9.

              1B. SUMMARY -- This Agreement (a) sets forth the terms and conditions upon which Borrower may obtain (i) subject loans ratably from the Banks that are on a revolving credit basis and (ii) subject LCs issued by NCB in which the Banks agree to ratably share the obligations in respect thereof, in each case, until the expiration date, (b) provides for additional subject loans to be made ratably by the Banks and to be disbursed to NCB for Borrower's account in the event of a default by Borrower in making payments due under the subject reimbursement agreement (the Banks' obligations in respect of the subject loans and subject LCs shall be on the same ratable basis) and (c) sets forth covenants and warranties made by the parties to induce each other to enter into this Agreement and contains other material provisions.

              2A. COMMITMENTS -- The basic terms of the commitments by the Banks and the compensation therefor are as follows:

                    2A.01 SUBJECT REVOLVING CREDIT LOANS AND LETTERS OF CREDIT
              AMOUNTS -- The aggregate amount of the commitments by the Banks for subject revolving credit loans and additional subject LCs shall be Fifty Million Dollars ($50,000,000). The aggregate amount of the subject commitments for additional subject LCs shall not exceed Five Million Dollars ($5,000,000). The aggregate amount of the subject commitments for the subject revolving credit loans and additional subject LCs may be reduced from time to time pursuant to subsection 2A.03 and the subject commitments may be terminated pursuant to Section 5B. The aggregate amount of the subject commitments by the Banks for existing subject LCs is Ten Million Nine Hundred Twenty-Four Thousand Three Hundred Dollars ($10,924,300), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the subject commitments may be terminated pursuant to Section 5B. The amount of each Bank's subject commitment to make subject revolving credit loans to Borrower and to participate in respect of additional LCs and existing LCs (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the subject commitments, is set forth opposite the Bank's name on
              SCHEDULE 2A.01 hereto.

                    2A.02 TERM -- (a) Each subject commitment shall become
              effective as of the date of this Agreement and shall remain in effect until June 30, 1999 (the "expiration date") EXCEPT that (i) a later expiration date may be established from time to time pursuant to subsection 2A.05, (ii) the subject commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to Section 5B, and (iii) the commitment relating to any existing LC shall remain in effect until the stated expiration date thereof, even if such date is later than the expiration date.

                    2A.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of a premium, to permanently reduce the subject commitments for the subject revolving credit loans, in whole or in part, by giving NCB-Agent notice in the form of EXHIBIT 2A.03 attached hereto (to be given not later than 12:00 noon of the Banking day next preceding the effective date of the reduction and either to be given in writing or to be promptly confirmed in writing) of the aggregate amount by which the subject commitments are to be reduced and the effective date thereof.

                             (a) No such reduction shall reduce any Bank's
                    subject commitment to a lesser amount than the difference of:

                                   (1) that Bank's subject commitment as in
                             effect at that time less

                                   (2) the aggregate unpaid principal balance of
                             that Bank's subject loans then outstanding and its ratable share of any outstanding subject LCs.

                             (b) Each such reduction of the subject commitments
                    shall aggregate five hundred thousand dollars ($500,000) or any multiple thereof.

                             (c) Each reduction shall be allocated ratably among the subject commitments.

                             (d) Concurrently with each reduction Borrower shall
                    make a principal payment on each Bank's subject loans then outstanding in a principal amount equal to the excess, if any, of the then aggregate unpaid principal balance of that Bank's subject loans over that Bank's subject commitment as so reduced. Subsection 2B.11 and Section 6C shall apply to each such prepayment.

                    2A.04 COMMITMENT FEE -- Each Bank shall, so long as its
              subject commitment remains in effect, earn a commitment fee

                             (a) based on the average daily difference between
                    the amount of that Bank's subject commitment for revolving credit loans and additional subject LCs from time to time in effect and the then aggregate unpaid principal balance of the subject revolving credit loans then owing to that Bank and the outstanding amount of additional subject LCs,

                             (b) computed at the rate of one-fourth of one percent (1/4%) per annum and

                             (c) payable in arrears by Borrower to NCB-Agent for
                    the account of the Banks quarterannually as of the last business day of March, June, September and December and at the end of the subject commitment.

                    2A.05 EXTENSION OF SUBJECT COMMITMENTS -- Whenever Borrower
              furnishes its audited financial statements to the Banks pursuant to clause (b) of subsection 3A.02, Borrower may request that the subject commitments be extended to the June 30 next following the expiration date then in effect.

                             (a) Each such request shall be executed and
                    delivered to NCB-Agent and shall be in the form of that set forth in EXHIBIT 2A.05 with the blanks appropriately filled. NCB-Agent shall deliver a copy of such request to each Bank with instructions to consent to or reject such request.

                             (b) The Banks agree to give consideration to each
                    such request, but in no event shall any Bank be committed to extend, or be deemed to have extended, its subject commitment unless and until every Bank shall have executed and delivered its consent thereto, as set forth at the conclusion of EXHIBIT 2A.05 or another Bank or other Banks shall have assumed the entire commitment of any Bank refusing to consent thereto and NCB-Agent shall have confirmed in writing extension of the subject commitments to the Banks and Borrower.

              2B. SUBJECT LOANS -- Each Bank (for itself only and not for the others) agrees, subject to the conditions of this Agreement, that so long as that Bank's subject commitment remains in effect, it will grant Borrower the subject loans, up to the amounts specified to be loaned by it in subsection 2A.01, pursuant to this Agreement as Borrower may from time to time request.

                    2B.01 SUBJECT NOTES -- Each Bank's subject revolving credit loan and participation in respect of additional LCs and existing subject LCs shall be evidenced by a subject note executed and delivered by Borrower, payable to the order of that Bank in the principal amount equal to the dollar amount of that Bank's aggregate subject commitment therefor set forth in Section 2A.01. Each subject note shall be in the form and substance of EXHIBIT 2B.01 with the blanks appropriately filled.

                             (a) Whenever Borrower obtains a series of subject
                    loans pursuant to this Agreement, each Bank shall make an appropriate entry into a loan account maintained in that Bank's books and records. Each entry shall be prima facie evidence of the data so entered; but such entries shall not be a condition to Borrower's obligation to pay.

                             (b) No holder of any subject note shall transfer a
                    subject note, or seek a judgment or file a proof of claim based on a subject note without in each case first endorsing the subject note to reflect the true amount owing thereon.

                    2B.02 LOAN MIX -- The subject loans at any one time
              outstanding shall consist of prime rate loans or LIBOR loans or any combination thereof as Borrower may from time to time duly elect.

                    2B.03 AMOUNTS -- Each borrowing shall be a series of subject loans, one by each Bank, which shall be divided ratably among the Banks in accordance with the respective subject commitments of each Bank and shall be in such aggregate principal amount as Borrower may request subject, however, to the following:

                             (a) The aggregate principal amount of prime rate
                    loans shall be in any whole dollar amount unless the proceeds thereof are to be used for any draft drawn and paid in respect of any subject LC, in which case the aggregate principal amount shall be equal to the amount to be paid to NCB-Agent, and in the case of LIBOR loans, shall be one million dollars ($1,000,000) or any greater amount that is a multiple of one million dollars ($1,000,000).

                             (b) In no event shall any Bank's subject loans
                    (other than any made pursuant to subsection 2C.02) exceed an aggregate principal amount equal to the amount of its subject commitment as then in effect.

                             (c) No subject loan (other than any made pursuant
                    to subsection 2C.02) shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the subject loans would exceed the amount of the subject commitments then in effect.

                    2B.04 CONTRACT PERIODS -- Each series of LIBOR loans shall have applicable thereto a contract period to be duly elected by Borrower in the credit request therefor. Each contract period shall begin on the date of borrowing and shall end on a date (to be selected by Borrower) that is one month or two or three or six months after the date of borrowing, EXCEPT that in no event shall the date so selected be later than the expiration date; PROVIDED, that

                             (a) if any such contract period otherwise would end
                    on a day that is not a Banking day, it shall end instead on the next following Banking day unless that day falls in another calendar month or, if not in the same month, shall end instead on the next preceding Banking day, and

                             (b) if the contract period commences on a day for
                    which there is no numerical equivalent in the calendar month in which the contract period is to end, it shall end on the last Banking day of that calendar month.

                    2B.05 MATURITIES -- The maturity of each prime rate loan
              shall be the expiration date. The maturity of each LIBOR loan shall be the last day of the contract period applicable thereto. In no event, however, shall the contract period for any LIBOR loan be later than the expiration date of any subject revolving credit loan.

                    2B.06 ROLLOVER -- If (a) any series of LIBOR loans shall not be paid in full at the stated maturity thereof, (b) Borrower shall have failed to duly give NCB-Agent a timely credit request in respect thereof and (c) no event of default shall then exist, Borrower shall be deemed to have duly given NCB-Agent a timely credit request to obtain (and at that maturity the Banks shall make) a series of prime rate loans in an aggregate principal amount equal to the aggregate unpaid principal of series of LIBOR loans then due; PROVIDED, that no such prime rate loan shall of itself cure any then-existing default under this Agreement. The proceeds of such series of prime rate loans shall be applied to the payment in full of the LIBOR loans then due.

                    2B.07 INTEREST RATES AND LETTER OF CREDIT COMMISSIONS--(a)
              Prior to maturity, the principal of subject revolving credit loans shall bear interest at the per annum rates and the commissions on the subject letters of credit (in both cases, computed in accordance with subsection 8.10) as calculated based on the following:

                             (i) Prime rate loans shall bear interest at a
                    fluctuating rate equal to the prime rate from time to time in effect, with each change in the prime rate automatically and immediately changing the rate thereafter applicable to the prime rate loans plus the applicable prime rate margin as determined in accordance with the following table;

                             (ii) LIBOR loans shall bear interest at a rate
                    equal to the LIBOR pre- margin rate in effect at the start of the applicable contract period (except that any change in the FRB reserve percentage shall automatically and immediately change the LIBOR pre-margin rate thereafter applicable to the LIBOR loans) applicable LIBOR margin as determined in accordance with the following table;

                             (iii) Commissions on existing subject LCs have been
                    paid in advance through the respective dates set forth on
                    EXHIBIT 2B.07(III). Commencing after such dates commissions on all subject LCs shall be adjusted quarterly on the last business day of each March, June, September and December of each year on the basis of the applicable percentage as determined in accordance with the following table:

=============================================================================================================================
                                                                 then, both the applicable
     If the Borrower's             and the Borrower's              LIBOR margin and the              and the applicable
    Liabilities to Worth         EBIT to Interest Ratio         applicable letter of credit          prime rate margin
         Ratio is:                         is:                 commission shall be equal to:               equals:
=============================================================================================================================
less than or equal to          greater than or equal to      62.5 basis points                                0
 .75:1                          4.50:1
-----------------------------------------------------------------------------------------------------------------------------
greater than .75:1 but         less than 4.50:1 but          75 basis points                                  0
less than or equal to          greater than or equal to
1.25:1                         3.50:1
-----------------------------------------------------------------------------------------------------------------------------
greater than 1.25:1 but        less than 3.50:1 but          100 basis points                                 0
less than or equal to          greater than or equal to
1.75:1                         3.00:1
-----------------------------------------------------------------------------------------------------------------------------
greater than 1.75:1            less than 3.00:1              125 basis points                                 0
=============================================================================================================================

              Both the liabilities-to-worth ratio and EBIT to interest ratio must be satisfied in order for the corresponding applicable prime rate margin, applicable LIBOR margin and applicable letter of credit commission to be effective, and if either the specific liabilities to worth ratio or EBIT to interest ratio is not satisfied, then the next highest prime rate margin, LIBOR margin or applicable letter of credit commission shall be applicable.

                             (b) After maturity (whether occurring by lapse of
                   time or by acceleration), the prime rate loans shall bear interest at a fluctuating rate equal to the prime rate from time to time in effect plus two percent (2%) per annum; PROVIDED, that in no event shall the rate applicable to the prime rate loans after the maturity thereof be less than the rate applicable thereto immediately before maturity and each LIBOR loan shall bear interest computed and payable in the same manner as in the case of prime rate loans EXCEPT that in no event shall any LIBOR loan bear interest after maturity at a lesser rate than that applicable thereto immediately before maturity.

                    2B.08 MARGIN COMPUTATIONS -- The appropriate prime rate
              margin and LIBOR margin applicable to the subject loans and the appropriate letter of credit commission applicable on and after the date hereof shall be as stated in the table set forth in subsection 2B.07 based upon Borrower having a liabilities to worth ratio greater than .75:1 but less than or equal to 1.25:1 and EBIT to interest ratio of less than 4.50:1 but greater than or equal to 3.50:1. The appropriate prime rate margin and LIBOR margin applicable to the subject loans and the appropriate letter of credit commission shall be adjusted as of the first day of each March, June, September and December of each year on the basis of Borrower's financial statements prepared for a period of four (4) successive quarter-annual fiscal periods and as at the end of a quarter-annual fiscal period or fiscal year (as the case may be) ending two months and one day prior to the adjustment date in question and, as so adjusted, shall remain in effect for, and apply to, the subject loans during the entire period of three months then beginning. The Borrower shall submit to NCB-Agent a schedule in the form of EXHIBIT 3A.01(D) showing the calculations necessary to make such adjustments. Each adjustment made as of any

              March 1 shall, however, be made tentatively on the basis of Borrower's then most recent unaudited financial statements and, if the audited figures are different from the unaudited, the prime rate margin, the LIBOR margin and letter of credit commission applicable to the period in question shall be readjusted retroactively as of March 1 on the basis of the audited financial statements when they are furnished to the Banks. In the event of any such retroactive readjustment,

                             (a) no default under this Agreement shall be deemed
                    to have occurred by reason of any underpayment of interest made by Borrower in reliance on the tentative adjustment,

                             (b) in the case of an underpayment, Borrower shall
                    pay the difference to the Banks concurrently with furnishing the audited financial statements to Bank and

                             (c) in the case of an overpayment each Bank shall,
                    within ten (10) days after the furnishing of the audited financial statements, credit the overpayment received by it to the subject indebtedness.

                    2B.09 PAYMENT OF INTEREST -- Interest on the prime rate
              loans shall be payable in arrears on the first day of each January, April, July and October and at maturity. Interest on each LIBOR loan shall be payable in arrears on the last day of the contract period applicable thereto except in the case of LIBOR loans having a six month contract period in which case payments shall also be made at the end of three months. Overdue interest on any subject loan shall be payable on demand.

                    2B.10 DISBURSEMENT -- Each subject loan may be disbursed
              from any office selected by the Bank making that subject loan and shall be disbursed, in immediately available funds, to the credit of any account maintained by Borrower with that Bank or with NCB in accordance with Borrower's instructions in the applicable credit request not later than 12:00 noon Cleveland time on the Banking day specified in the credit request.

                    2B.11 OPTIONAL PREPAYMENTS -- Borrower may from time to time prepay the principal of the prime rate loans in whole or in part and may from time to time prepay the principal of any series of LIBOR loans in whole or in part, subject to the following:

                             (a) Borrower shall give NCB-Agent a notice of
                    prepayment (which may be telephonic, written or by facsimile, as selected by the Borrower, and which notice shall be irrevocable) not later than 12:00 noon on the Banking day next preceding any such prepayment. If any notice of prepayment is not made in writing, Borrower hereby assumes the risk of misunderstanding by NCB- Agent. NCB-Agent shall give each Bank prompt notice of each notice of prepayment.

                             (b) Each prepayment of prime rate loans shall
                    aggregate not less than the principal amount of one thousand dollars ($1,000) or an amount equal to the then aggregate principal outstanding and shall be allocated ratably to the subject loans. Each prepayment of LIBOR loans shall aggregate one million dollars ($1,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000) or an amount equal to the aggregate unpaid principal balance of that series and shall be applied ratably to that series and shall be allocated ratably to the subject loans comprising the series.

                             (c) Each prepayment of the prime rate loans may be
                    made without penalty or premium. Any prepayment of any LIBOR loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by Section 6C.

              2C. LETTERS OF CREDIT -- NCB-Agent, in NCB's name but only as agent for the Banks, has issued or may, in the future, issue subject LCs for Borrower's account and Borrower executed and delivered the subject reimbursement agreements to NCB-Agent, again in NCB's name but only as agent for the Banks. Each Bank shall participate in the risk of the subject LCs and the subject reimbursement agreements to the extent of that Bank's ratable share of each such risk. With respect to such additional subject LCs issued in the future for Borrower's account, Borrower shall execute and deliver to NCB-agent, again in NCB's name but only as agent for the Banks, reimbursement agreements substantially in the form of the subject reimbursement agreements relating to the existing subject LCs.

                    2C.01 ROUNDING OF AMOUNTS -- Inasmuch as the aggregate face amount of existing subject LCs is Ten Million Nine Hundred Twenty-Four Thousand Three Hundred Dollars ($10,924,300), it is conceivable that each Bank's ratable share of any given risk may be an amount including a fraction of a penny. NCB-Agent is hereby irrevocably authorized to round each such amount to the nearest whole dollar. In the event additional subject LCs are issued by NCB, the dollar amount of each Bank's prorata participation in the risk of such subject LCs and the subject reimbursement agreements relating thereto shall be adjusted accordingly.

                    2C.02 SUBJECT LOAN BACK-UP -- Borrower agrees that in the
              event Borrower for any reason fails to make a timely reimbursement (together with interest, if any, thereon) to NCB in respect of any draft or other item paid by NCB in respect of the LC, NCB-Agent is irrevocably authorized and granted power of attorney to act for Borrower, solely for the purpose in each instance, of preparing, signing Borrower's name to, and delivering on Borrower's behalf an appropriate credit request requesting a series of prime rate loans in an aggregate amount equal to the reimbursement amount plus any interest thereon. The Banks agree that on the specified date, the Banks will make the requested prime rate loans even if any default under this Agreement shall then exist and even if Borrower for any other reason would, but for this provision, then not be entitled to obtain any subject loan. NCB-Agent shall disburse all such loan proceeds directly to NCB to satisfy Borrower's aforesaid reimbursement liability.

                    2C.03 EXCULPATION -- The obligation of the Banks to make,
              and of Borrower to pay, each series of prime rate loans made pursuant to subsection 2C.02 shall be absolute and unconditional and shall be performed under all circumstances, including (without limitation) (1) any lack of validity or enforceability of the subject LC, (2) the existence of any claim, offset, defense or other right that Borrower may have against the beneficiary of the subject LC, (3) the existence of any claim, offset, defense or other right that any Bank may have against Borrower or against the beneficiary of the subject LC or against any successor in interest owing to the foregoing, (4) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under the subject LC or (5) any payment of any draft or other item by NCB-Agent which does not strictly comply with the terms of the subject LC provided such payment shall not have constituted gross negligence or willful misconduct.

                    2C.04 AMENDMENTS -- NCB agrees not to extend the term of any subject LC beyond the expiration date (or, if later, the stated maturity date of such subject LC) to increase the amount of any subject LC or to assent to any other amendment of the subject LC or the reimbursement agreement that would increase the obligations of the Banks to make prime rate loans in respect of reimbursement of drawings thereon or reduce Borrower's obligation to reimburse NCB for any drawings on subject LCs without in each case obtaining the written consent of all of the Banks.

                    2C.05 COMMISSION -- In lieu of any commissions provided in any letter of credit application (other than any standard fee for the issuance, amendment or registration or any similar act generally charged by NCB in respect of letters of credit issued by it, which standard fees, if any, may be retained by NCB-Agent as compensation for its services), Borrower hereby agrees that so long as the subject LC remains outstanding and subject to having any draft drawn pursuant thereto, Borrower will, on the last business days of each March, June, September and December so long as each subject LC is outstanding, pay, in advance, to NCB-Agent a commission on the outstanding amount of each subject LC calculated in accordance with Section 2B.07. NCB shall be entitled to one-eighth of one percent (1/8 of 1%) of each such commission as compensation for its services and all of the Banks (including NCB) shall share ratably in the balance of each such commission. NCB-Agent shall forward to each Bank that Bank's ratable share of the balance of each such commission promptly upon NCB- Agent's receipt thereof. NCB-Agent will also forward to each Bank its ratable share of any commissions on existing subject LCs that have been paid in advance prior to the date of this Agreement to the extent that such commissions relate to a period after the date of this Agreement.

              2D. GENERAL TERMS AND CONDITIONS -- The subject commitments shall be subject to the following additional terms and conditions:

                    2D.01 CREDIT REQUESTS -- Whenever Borrower desires to obtain a series of subject loans, Borrower shall give NCB-Agent a "credit request" (which may be telephonic, written or by facsimile, as selected by the Borrower). The credit request shall be irrevocable, shall be given to NCB-Agent not later than 1:00 p.m. Cleveland time (a) on the Banking day on which the subject loans (other than any LIBOR loans and other than any obtained at the execution and delivery of this Agreement) are to be obtained and
              (b) three (3) Banking days prior to the date any LIBOR loans are to be obtained. Any credit request for subject LC shall identify the party to which such subject LC is to be issued, the amount thereof, the terms for a draw thereon and an expiration date for the subject LC that is not later than the third business day before the expiration date of the subject commitment in such form as NCB may require.

              If any credit request is not made in writing, Borrower hereby assumes the risk of misunderstanding by NCB-Agent. NCB-Agent shall give each Bank prompt notice of each credit request.

                    2D.02 CONDITION: NO DEFAULT -- Borrower shall not be
              entitled to obtain any subject loan (other than any of the proceeds of which are applied solely to reimburse NCB-Agent for any draft or other item drawn and paid in respect of the subject
              LC) or have any subject LC issued if

                             (a) any default under this Agreement shall then
                    exist or would thereupon begin to exist or

                             (b) any representation or warranty made in
                    subsections 4B.01 through 4B.10 (both inclusive) and not referring to a specific date shall have ceased to be true and complete in any material respect.

              Each credit request by Borrower shall, of itself, constitute a continuing representation and warranty by Borrower to NCB-Agent for the benefit of the Banks, both at that delivery and at the date the subject loans or subject LCs in question are made or issued, that Borrower's representations and warranties in this Agreement are true and correct in all material respects and that Borrower is entitled to obtain the subject loans or have the subject LCs issued and that the Banks (or NCB in the case of subject LCs) are obligated to make or issue them. In the case of any subject LCs being issued, Borrower will have executed and delivered to NCB-Agent any subject reimbursement agreement. The provisions of this subsection 2D.02 shall not be applicable to any subject loan which is made solely as a prime rate loan in repayment of any LIBOR loan on the last day of the contract period applicable thereto or as a prime rate loan made pursuant to
              Section 2C.02.

                    2D.03 CONDITION: PURPOSE -- Borrower shall not use the
              proceeds of any subject loan or subject LC in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is opposed by the latter's board of directors and if any Bank deems that its participation in the financing of the acquisition would involve it in a conflict of interest.

                    2D.04 PAYMENTS -- All payments (including prepayments) of
              any subject indebtedness shall be made by Borrower to NCB-Agent for the account of the Banks in immediately available funds. Any payment received by NCB-Agent after 2:00 p.m. Cleveland time shall be deemed to have been made and received on the next following Banking day; provided that if Borrower shall have given one of its depositories instructions before 12:00 noon to transfer "fed funds" that day to NCB-Agent and shall have received a Federal Reserve reference number for the transfer, the payment shall be deemed to have been timely even if received after 2:00 p.m. that day. NCB-Agent shall distribute to each Bank its ratable share of each such payment in immediately available funds forthwith upon NCB-Agent's receipt thereof.

                    2D.05 NOTICE -- NCB-Agent shall give Borrower and each of
              the other Banks prompt notice of the LIBOR pre-margin rate initially applicable to each series of LIBOR loans and of each change in NCB's prime rate. In making interest payments, Borrower shall be entitled to rely upon the most recent such notice received by it; PROVIDED, that if any interest payment shall be made in the wrong amount by reason of Borrower's failure to receive a timely notice for any reason or by reason of any error in computation, the difference between the correct amount and the erroneous amount shall be promptly paid by Borrower or promptly refunded to Borrower (in either case with interest computed at the federal funds rate on the amount of the difference), whichever is applicable.

                    2D.06 LIBOR LOANS: UNAVAILABILITY -- If at any time

                             (a) any Bank shall determine that dollar deposits
                    of the relevant amount for the relevant contract period are not available in the London interBank eurodollar market for the purpose of funding the LIBOR loans in question or

                             (b) NCB-Agent shall determine that circumstances
                    affecting that market make it impracticable for NCB-Agent to ascertain the rate or rates applicable to such LIBOR loans,

              then and in each such case NCB-Agent shall, by written notice to Borrower and to all the Banks, suspend Borrower's right thereafter to obtain LIBOR loans of the kind in question, which suspension shall remain in effect until such time, if any, as NCB-Agent may give written notice to Borrower that the condition giving rise to the suspension no longer prevails.

                    2D.07 LIBOR LOANS: ILLEGALITY -- If any Bank shall give
              NCB-Agent written notice that it is, or any governmental authority has asserted that it is, unlawful for that Bank to fund, make or maintain the LIBOR loans in question,

                             (a) NCB-Agent shall give Borrower and each of the
                    other Banks prompt written notice thereof and

                             (b) Borrower shall promptly pay in full the
                    principal of and interest on the LIBOR loan in question and make the reimbursement, if any, required by Section 6C.

              2E. SECURITY FOR EXISTING SUBJECT LCs -- The subject LCs shall be secured in accordance with the following:

                    2E.01 EXISTING SUBJECT LCs -- Borrower's obligation to
              reimburse the Banks and NCB-Agent shall be secured by a first priority lien and security interest as follows (i) for amounts drawn on the Cleveland-5092 LC No. 3399 dated December 1, 1989, by the Open End Mortgage, Security Agreement and Assignment of Rents and Leases dated as of December 1, 1989, from Mortgagor to National City Bank, as filed for record in the office of the Recorder of Cuyahoga County, Ohio, on December 19, 1989, and thereafter recorded in Volume 89-7058, Page 17, of the Cuyahoga County, Ohio, records, (ii) for amounts drawn on the Schaumburg, Illinois, LC No. 3944 dated June 25, 1992, by the Mortgage, Security Agreement and Assignment of Rents and Leases dated June 1, 1992, from Mortgagor to National City Bank encumbering parcels 1 and 2 of the Premises, as filed for record in the office of the Recorder of Cook County, Illinois, on June 25, 1992, and thereafter recorded in Official Record No. 92463567 of the Cook County, Illinois, records, and (iii) for amounts drawn on the Minneapolis, Minnesota, LC No. 4475 dated November 9, 1994, by the Mortgage, Security Agreement and Assignment of Rents and Leases dated November 7, 1994, from Mortgagor to National City Bank, as filed for record in the office of the Recorder of Hennepin County, Minnesota, on November 15, 1994, as Document No. 6365023 of the Hennepin County, Minnesota, records. Borrower, the Banks and NCB-Agent agree to amend and modify any existing security agreements, mortgages and any other agreement, instrument, or document relating to security for the existing subject LCs to accurately reflect the foregoing.

                    2E.02 ENVIRONMENTAL INDEMNITY -- Borrower agrees to execute and deliver to NCB-Agent an agreement protecting the Banks and NCB-Agent from liability for environmental claims relating to the property subject to mortgages securing the subject LCs. Such agreement shall be in form and substance reasonably satisfactory to the Banks and NCB-Agent.

              2F. GUARANTY OF SUBSIDIARIES OF SUBJECT LOANS AND SUBJECT LCs.

                    2F.01 OSLI AND OSMI GUARANTY OF PAYMENT -- Borrower shall
              cause its wholly owned subsidiaries, OSLI and OSMI, to unconditionally guarantee payment of the subject loans and subject LCs pursuant to a guaranty of payment, in the form attached hereto as EXHIBIT 2F.01, executed and delivered to the Banks by OSLI and OSMI (the "subject guaranty"). Borrower acknowledges that the proceeds of a portion of the subject revolving credit loan will be used by Borrower for purposes of providing for the working capital needs of OSLI and OSMI.

              3A. INFORMATION -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

                    3A.01    FINANCIAL STATEMENTS -- Borrower will furnish to
              each Bank

                             (a) within forty-five (45) days after the end of
                    each of the first three quarter-annual periods of each of Borrower's fiscal years, unaudited consolidated balance sheet of Borrower, OSLI and OSMI as at the end of that period, the unaudited consolidated statements of income and reconciliations of consolidated cash flows and statements of retained earnings of Borrower, OSLI and OSMI for the current fiscal year to date, all prepared (but unaudited) on a comparative basis with the prior year, in accordance with GAAP (except as disclosed therein) and in form and detail satisfactory to a majority of the Banks; provided, however, the foregoing reporting requirement shall be satisfied by the delivery of Borrower's 10-Q reports for so long as Borrower prepares such report for filing with the Securities and Exchange Commission,

                             (b) as soon as available (and in any event within
                    ninety (90) days after the end of each of Borrower's fiscal years), a complete copy of the annual audit report (including without limitation all financial statements therein and notes thereto) of Borrower, OSLI and OSMI for that year which shall be

                                 (1) prepared on a comparative basis with the
                          prior year, on a consolidated basis in accordance with GAAP (except as disclosed therein) and in form and detail satisfactory to a majority of the Banks and

                                 (2) certified (without qualification as to
                          GAAP) by independent public accountants selected by Borrower and reasonably satisfactory to a majority of the Banks;

                    provided, however, the foregoing reporting shall be satisfied by delivery of Borrower's 10-K report for so long as Borrower prepares such report for filing with the Securities and Exchange Commission.

                             (c) as soon as available, the accountants'
                    management report, if any, relating to the annual audit,

                             (d) concurrently with each delivery of consolidated
                    financial statements pursuant to clause (a), a certificate in the form of EXHIBIT 3A.01(D) by Borrower's chief financial officer or chief accounting officer

                                 (1) certifying that (i) the consolidated
                          financial statements fairly present in all material respects the financial condition and results of operations of Borrower, OSLI and OSMI (subject, in the case of interim financial statements, to routine year-end audit adjustments) and (ii) no default under this Agreement then exists or if any does, a brief description of the default and Borrower's intentions in respect thereof, and

                                 (2) setting forth the calculations necessary to
                          determine whether or not Borrower is in compliance with the general financial standards set forth in
                          Section 3B,

                             (e) forthwith upon any Bank's written request, such
                    other information about the financial condition, properties and operations of Borrower, OSLI and OSMI material to this Agreement as any Bank may from time to time reasonably request. To the extent that Borrower informs the Banks and NCB- Agent that any information being provided to them is confidential and/or has not otherwise been publicly disclosed, the Banks and NCB-Agent agree to hold in confidence such information unless such information was false or materially misleading when supplied and/or disclosure of such information is required in order to enforce the rights of any Bank or NCB-Agent in connection with the subject loans or unless such information is required to be disclosed by law in which event notice of the intention to disclose and reasons therefor shall be given to Borrower to the extent practicable under the circumstances. Without limiting the foregoing, upon Borrower's request, the Banks and NCB-Agent agree to execute written agreements insuring that such information will be held in confidence except as qualified with the foregoing in the preceding sentence.

                    3A.02 NOTICE -- Borrower will cause its chief financial
              officer, or in his absence another officer designated by Borrower, to give each Bank prompt written notice whenever any officer of Borrower

                             (a) receives from the Internal Revenue Service or
                    any other federal, state or local taxing authority any allegation of any default by Borrower in the payment of any tax or notice of any assessment in respect thereof if a determination thereof adverse to Borrower might have a material adverse effect on Borrower,

                             (b) learns there has been brought against Borrower
                    before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a material adverse effect on Borrower or

                             (c) reasonably believes that any representation or
                    warranty made in subsections 4B.01 through 4B.10 (both inclusive) shall for any reason have ceased in any material respect to be true and complete, that there has been a material adverse change in Borrower's financial condition or that any default under this Agreement shall have occurred.

              3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will observe each of the following:

                    3B.01 NET WORTH -- On a consolidated statement basis,
              Borrower will not suffer or permit the sum of its net worth at any time to be less than the then required minimum amount in effect at the time in question. The required minimum amount shall be One Hundred Fifteen Million Dollars ($115,000,000) from the date of this Agreement until December 31, 1996, and shall be One Hundred Twenty-Two Million Dollars ($122,000,000) on December 31, 1996, and shall be permanently increased on December 31, 1997 and on each December 31 thereafter, by an amount equal to seventy-five percent (75%) of Borrower's net income, if any, for the fiscal year then ending. In the event Borrower sustains a net loss for any fiscal year, such increase shall be zero.

                    3B.02 LEVERAGE -- On a consolidated statement basis,
              Borrower will not suffer or permit its liabilities-to-worth ratio at any time to exceed two and one-half to one (2.5:1).

                    3B.03 INTEREST COVERAGE -- On a consolidated statement
              basis, Borrower will not, as at the end of any fiscal quarter during any fiscal year of Borrower (commencing with the present year), suffer or permit its EBIT-to-interest ratio to be less than two and one-half to one (2.5:1). For purposes of this calculation, Borrower's interest figure initially will be based on the Borrower's actual interest expense for the third quarter of 1996 annualized. On December 31, 1996, the interest figure will be based on such actual expenses for the preceding six (6) months annualized. On March 31, 1997, the interest figure will be based on such actual expenses for the preceding nine (9) months annualized. On June 30, 1997, and for every twelve (12) month period thereafter, the interest figure will be based on the preceding twelve (12) months annualized.

              3C. AFFIRMATIVE COVENANTS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

                    3C.01        TAXES AND CLAIMS -- Borrower will pay and will
              cause OSLI and OSMI to pay in full

                             (a) prior in each case to the date when penalties
                    for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and which are in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof and

                             (b) prior in each case to the date the claim would
                    become delinquent for non-payment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon its property and which are in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000);

                    PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

                    3C.02 FINANCIAL RECORDS AND STATEMENTS -- Borrower will
              keep, and will cause OSLI and OSMI to keep, at all times, true and complete financial records and shall prepare financial statements in accordance with GAAP on a consistent basis and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

                    3C.03        VISITATION -- Borrower will permit each Bank at
              all reasonable times

                             (a) to examine the properties and financial records
                    of Borrower, OSLI and OSMI and to make such copies of and extracts from such records that are relevant to this Agreement, which examination shall be made at the Bank's expense and

                             (b) to consult with Borrower's directors, officers
                    and accountants in respect of its financial condition, properties and operations, each of which parties is hereby authorized to make such information available to each Bank to the same extent that it would to Borrower and

                             (c) to the extent that Borrower informs the Banks
                    and NCB-Agent that any information being provided to them is confidential and/or has not otherwise been publicly disclosed, the Banks and NCB-Agent agree to hold in confidence such information unless such information was false or materially misleading when supplied and/or disclosure of such information is required in order to enforce the rights of any Bank or NCB-Agent in connection with the subject loans or unless such information is required to be disclosed by law. Without limiting the foregoing, upon Borrower's request, the Banks and NCB-Agent agree to execute written agreements reasonably acceptable to the Banks insuring that such information will be held in confidence except as qualified in the preceding sentence.

                    3C.04 INSURANCE -- Borrower will

                             (a) keep itself and all of the insurable properties
                    of Borrower, OSLI and OSMI insured at all times in such amounts, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, except that if a more specific standard is provided in any related writing, the more specific standard, shall prevail. NCB-Agent and the Banks agree that Borrowers insurance policies in effect on the date hereof are satisfactory as of the date hereof,

                             (b) forthwith upon any Bank's written request,
                    cause an appropriate officer to deliver to each of the Banks a certificate setting forth, in form and detail satisfactory to the Banks, such information about that insurance, all as any Bank may from time to time reasonably request and

                             (c) have each of the insurance policies insuring
                    such of the properties of Borrower, OSLI and OSMI that is collateral security for the loans and subject LCs endorsed to require thirty (30) days notice to NCB-Agent prior to modification or cancellation and to name NCB-Agent, on behalf of the Banks, as an additional insured and/or a loss payable clause as its interests may appear.

                    3C.05 CORPORATE EXISTENCE -- Borrower will at all times
              maintain, and will cause OSLI and OSMI to maintain, its corporate existence, rights and franchises, the failure of which to maintain would have a material adverse effect on Borrower and such subsidiary.

                    3C.06 COMPLIANCE WITH LAW -- Borrower will comply, and will cause OSLI and OSMI to comply, with all applicable occupational safety and health laws and environmental protection laws and every other law (whether statutory, administrative, judicial or other and whether federal, state or local) and every lawful governmental order if non-compliance with such law or order would materially and adversely affect operation or condition, financial or otherwise of Borrower, OSLI or OSMI; PROVIDED, that in the event of any alleged non-compliance, Borrower shall not be in default under this subsection if and to the extent that

                             (a) within thirty (30) days after the
                    non-compliance becomes apparent or is alleged, appropriate corrective measures are commenced and such measures are diligently pursued to the satisfaction of the court, agency or other governmental authority or

                             (b) the alleged compliance is contested in good
                    faith by timely and appropriate proceedings which are effective to stay enforcement thereof.

                    3C.07 PROPERTIES -- Borrower will maintain, and will cause
              OSLI and OSMI to maintain, all fixed assets necessary to the continuing operations thereof in good working order and condition, ordinary wear and tear excepted.

                    3C.08 ERISA -- In the event that Borrower becomes a party to or adopts any pension plan, it will give NCB-Agent written notice thereof, accompanied by such additional information regarding the pension plan as reasonably requested by a majority of the Banks, and Borrower and a majority of the Banks agree to negotiate in good faith a modification to this subsection 3C.08 containing reasonable and appropriate provisions regarding compliance by Borrower with ERISA and notifications to the Banks in respect of ERISA.

                    3C.09 NOTICES/REPORTS TO THIRD PARTIES -- Borrower shall
              promptly furnish to NCB-Agent copies of any material notice, statement or report furnished to any third party pursuant to any law, governmental order or regulation, indenture, credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to this Agreement.

                    3C.10 ANNUAL AGENT'S FEE -- Borrower shall pay to NCB-Agent an annual agent fee in an amount as mutually agreed upon by Borrower and NCB-Agent and payable on such date as NCB-Agent may require.

              3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will observe each of the following:

                    3D.01  EQUITY TRANSACTIONS -- Borrower will not, nor permit
              OSLI or OSMI to,

                             (a) be a party to any merger, consolidation,
                    business combination or majority share acquisition combination if such action is opposed by the board of directors of the entity with which Borrower proposes to merge, consolidate or combine or to acquire a majority share interest;

                             (b) acquire all or substantially all of the assets
                    and business of another corporation or business if the acquisition is opposed by the latter's board of directors, or its members or managing partner, as the case may be;

                             (c) create, acquire or have any subsidiary other
                    than OSLI or OSMI, or be or become a party to any joint venture or partnership, or make or keep any investment in any other stocks or other equity securities of any kind or other than any investment fully disclosed in the supplemental schedule;

                             (d) lease as lessor, sell, sell-leaseback or
                    otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its existing fixed assets (other than chattels that shall have become obsolete or no longer useful in its present business);

PROVIDED, that if no event of default under this Agreement shall then exist and if none would thereupon begin to exist, this subsection 3D.01 shall not apply to

                                 (i) any transaction if (A) after giving effect
                          thereto, the nature of Borrower's business shall not be materially different from that at the date of this Agreement and (B) there shall have been executed and delivered to Bank an assumption agreement (to be in form and substance satisfactory to Bank) by the surviving corporation (if not Borrower) in the case of any merger, by the resulting corporation in the case of any consolidation and by the transferee (if not Borrower) in any transfer of any kind of assets, and

                                 (ii) any transaction fully disclosed in the
                          supplemental schedule.

                    3D.02 BORROWINGS -- Borrower will not, nor permit OSLI or
              OSMI to create, assume or have outstanding at any time any indebtedness for borrowed money (or become a guarantor in respect any indebtedness for borrowed money) the incurrence of which would create a default under this Agreement, including, without limitation, a default under section 3B.01 or 3B.02; PROVIDED, that this subsection shall not apply to any indebtedness existing on the date hereof.

                    3D.03  LIENS -- Borrower will not, nor permit OSLI or OSMI to,

                             (a) acquire or hold any property subject to any
                    land contract, inventory consignment or other title retention contract,

                             (b) sell or otherwise transfer any receivables,
                    whether with or without recourse except for sales of foreign receivables, or

                             (c) suffer or permit any property now owned or
                    hereafter acquired by it to be or become encumbered by any lien;

PROVIDED, that this subsection shall not apply to

                                 (i) any tax lien, or any lien securing workers'
                          compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (Bank deposits and collections) or article five (letters of credit) of the UCC, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) in the ordinary course of business and only to the extent the nonperformance of same would not have a material adverse effect on Borrower, OSLI or OSMI (other than any nonperformance contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                                 (ii) zoning or deed restrictions, public
                          utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

                                 (iii) any lien securing or given in lieu of
                          surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation the nonpayment of which would have a material adverse effect on Borrower unless such lien or deposit is being contested in good faith by Borrower,

                                 (iv) any mortgage, security interest or other
                          lien securing only the subject indebtedness,

                                 (v) any mortgage, security interest or other
                          lien (each, a "purchase money security interest") which is created or assumed in purchasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed, but may be refinanced in an amount not to exceed the principal amount of the debt being refinanced plus the costs of obtaining such refinancing,

                                 (vi) any mortgage, security interest or other
                          lien which (together with the indebtedness secured thereby) is fully disclosed in the financial statements referred to in subsection 4B.11,

                                 (vii) any inventory consignment made in the
                          ordinary course of business,

                                 (viii) any security interest or lien on real
                          property or equipment granted to a governmental authority in connection with obtaining favorable financing under economic development, job creation or preservation or similar governmental programs and the proceeds of such financing are used to purchase real property or equipment,

                                 (ix) any financing statement perfecting a
                          security interest that would be permissible under this subsection, or

                                 (x) any Receivables and Related Rights and
                          proceeds thereof or contributed by Borrower and/or OSLI and/or OSMI to Olympic Steel Receivables L.L.C. pursuant to a Purchase and Sale Agreement dated December 19, 1995, as amended, among such parties.

                    3D.04 FIXED ASSETS -- Borrower will not, nor permit OSLI or
              OSMI to, invest (net after trade-ins, if any) in any fiscal year in fixed assets and leasehold improvements during any fiscal year (commencing with the present year) of more than Fifteen Million Dollars ($15,000,000).

                    3D.05 ENVIRONMENTAL COMPLIANCE -- Borrower will not, nor
              permit OSLI to:

                             (a) treat, store for more than ninety (90) days (or
                    such longer periods as are unlawful for smaller quantity generators), recycle or dispose of hazardous waste on any property owned or leased by Borrower, OSLI or OSMI except in compliance with applicable permits or as otherwise permitted by law; or dispose of or release reportable quantities of hazardous waste on any property owned or leased by Borrower, OSLI or OSMI except as otherwise permitted by law;

                             (b) purchase any property where, to the best
                    knowledge of Borrower after reasonable investigation, hazardous substances have been disposed or released and with respect to which Borrower may reasonably be held liable for remediation under federal, state or local law to any material extent; or

                             (c) fail to comply in full with all clean-up or
                    remediation required under any order of any governmental authority concerning property owned or leased by Borrower, OSLI or OSMI except to the extent that compliance is being contested in good faith by appropriate proceedings and reserves are established or other appropriate provisions made therefor in accordance with GAAP.

              4A. CLOSING -- Prior to or at the execution and delivery of this Agreement Borrower shall have complied or caused compliance with each of the following:

                    4A.01 SUBJECT NOTES -- Borrower shall have executed and
              delivered subject notes to each Bank in accordance with subsection 2B.01.

                    4A.02 SUBJECT GUARANTIES -- OSLI and OSMI shall have
              executed and delivered to NCB-Agent the subject guaranties, in accordance with subsection 2F.01.

                    4A.03 ENVIRONMENTAL INDEMNITY AGREEMENT -- Borrower shall
              have executed and delivered the environmental indemnity agreement to be executed and delivered pursuant to subsection 2E.03.

                    4A.04 BORROWER CORPORATE DOCUMENTS -- Borrower's secretary shall have certified to each Bank a copy of the articles of incorporation and regulations of Borrower and resolutions duly adopted by Borrower's board of directors in respect of this Agreement and the transactions contemplated hereby and authorizing (or ratifying) the execution, delivery and performance of this Agreement, the subject notes and the security and other documents to be executed and delivered pursuant to subsections 2E.02 and 2E.03.

                    4A.05 OSLI AND OSMI CORPORATE DOCUMENTS -- The secretary of
              OSLI and OSMI shall have certified to each Bank a copy of the articles of incorporation and regulations of OSLI and OSMI and resolutions duly adopted by

              OSLI's and OSMI's boards of directors authorizing the execution, delivery and performance of the subject guaranties.

                    4A.06 LEGAL OPINION -- Borrower's counsel shall have
              rendered to each Bank a written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04 which opinion may be subject to such qualifications and exceptions, if any, as shall be satisfactory to each Bank.

              4B. WARRANTIES -- Subject only to such exceptions, if any, as may be set forth in the supplemental schedule or in Borrower's most recent financial statements, Borrower represents and warrants as follows:

                    4B.01 EXISTENCE -- Borrower, OSLI and OSMI are each duly
              organized and validly existing Ohio or Minnesota (in the case of OSMI) corporations in good standing. Borrower, OSLI and OSMI are each duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon its financial condition and ability to transact business. Borrower has no subsidiaries other than OSLI and OSMI, and OSLI and OSMI have no subsidiaries except as set forth on the supplemental schedule.

                    4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of Borrower, OSLI or OSMI for the due execution and delivery or for the enforceability of this Agreement or any related writing.

                    4B.03 CORPORATE AUTHORITY -- Borrower, OSLI and OSMI each
              have requisite corporate power and authority to enter into this Agreement and to obtain and secure the subject commitments in accordance with this Agreement. Each officer executing and delivering this Agreement or any related writing on behalf of Borrower, OSLI and OSMI has in each case been duly authorized by Borrower, OSLI or OSMI, as the case may be, to do so. Neither any such execution and delivery nor any performance and observance by Borrower, OSLI or OSMI, as the case may be of this Agreement and those related writings as are on its part to be complied with will violate any existing provision in the articles of incorporation or code of regulations of such corporation or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon Borrower, OSLI or OSMI which violation or default would have a material adverse effect on Borrower, OSLI or OSMI. Upon the execution and delivery thereof by Borrower, this Agreement and the aforesaid related writings will each become a valid and binding obligation enforceable against Borrower subject, however, to any applicable insolvency or Bankruptcy law and general principles of equity. Upon the execution and delivery thereof by OSLI and OSMI, the subject guaranties and security agreement to be executed and delivered by OSLI and OSMI pursuant to subsection 2F.02, will each become a valid and binding obligation enforceable against OSLI and OSMI subject, however, to any applicable insolvency or Bankruptcy law and general principles of equity.

                    4B.04 LITIGATION -- No litigation or proceeding is pending against Borrower, OSLI or OSMI before any court, administrative agency or arbitrator which might, if successful, have a material adverse effect on Borrower or OSLI.

                    4B.05 TAXES -- Borrower, OSLI and OSMI have each filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (except to the extent, if any, permitted by subsection 3C.01). As of the date hereof, the Internal Revenue Service has never alleged any material default by Borrower in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's financial statements referred to in subsection 4B.10 or in the supplemental schedule.

                    4B.06 TITLE -- Borrower has good and marketable title to all assets reflected in Borrower's most recent financial statements except for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.03. Upon acquisition of the assets of Lafayette Steel, Inc., OSLI will have good and marketable title to such assets, free and clear of any mortgage, security interest or other lien of any kind except as permitted hereby.

                    4B.07 LAWFUL OPERATIONS -- The operations of Borrower and, to Borrower's best knowledge, OSLI and OSMI are in substantial compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other (having the force of law), including (without limitation) all environmental protection laws, occupational safety and health laws and zoning ordinances the violation of which would have a material adverse effect on Borrower, OSLI or OSMI. Neither Borrower, OSLI nor OSMI has received any notice from any governmental agency, court or anyone else that it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal the violation of which would have a material adverse effect on Borrower, OSLI or OSMI, as the case may be.

                    4B.08        ERISA COMPLIANCE -- Neither Borrower, OSLI nor
              OSMI has a pension plan.

                    4B.09        INSURANCE -- Borrower's insurance coverage
              complies with the standards set forth in subsection 3C.04.

                    4B.10 NO MATERIAL ADVERSE CHANGE -- There has been no
              material adverse change in the financial condition, properties or business of Borrower since the date of Borrower's most recent financial statements furnished to NCB-Agent nor any change in its accounting procedures since the end of Borrower's latest full fiscal year.

                    4B.11 FINANCIAL STATEMENTS -- Each of the financial
              statements for Borrower heretofore submitted to the Banks and NCB-Agent has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by Borrower during its then next preceding full fiscal year except to the extent, if any, specifically noted therein and fairly presents in all material respects (subject to routine year end audit adjustments in the case of the unaudited financial statements) the financial condition of Borrower as of the date thereof (including a full disclosure of material contingent liabilities, if any) and the results of its operations, if any, for the fiscal period then ending.

                    4B.12 DEFAULTS -- No default under this Agreement exists,
              nor will any exist immediately after the execution and delivery of this Agreement.

              5A.   EVENTS OF DEFAULT -- Each of the following shall constitute an event of default hereunder:

                    5A.01 PAYMENTS -- If any subject indebtedness or any other debt of Borrower to the Banks and NCB-Agent or any thereof shall not be paid in full promptly when the same becomes due and payable and shall remain unpaid for ten (10) consecutive days thereafter.

                    5A.02 WARRANTIES -- If any representation, warranty or
              statement made in this Agreement or in any related writing referred to in subsection 4A shall be false or erroneous in any respect; or if any representation, warranty or statement hereafter made by or on behalf of Borrower, OSLI or OSMI in any related writing not referred to in Section 4A shall be false or erroneous in any material respect.

                    5A.03 COVENANTS -- If Borrower, OSLI or OSMI, as the case
              may be, shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01) contained in this Agreement or any related writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice to Borrower by any Bank that it is to be remedied.

                    5A.04 REVOCATION OF SUBJECT GUARANTIES -- If OSLI or OSMI
              shall revoke the subject guaranties.

                    5A.05 CROSS-DEFAULT -- If, in respect of any existing or
              future indebtedness for borrowed money (regardless of maturity) or funded indebtedness now owing or hereafter incurred by Borrower, OSLI or OSMI in an outstanding principal amount in excess of One Million Dollars ($1,000,000) individually or Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, there should occur or exist under its provisions as amended from time to time a default (not waived by the holder of such indebtedness prior to any acceleration pursuant to Section 5B) which accelerates or permits the acceleration of the maturity of any such indebtedness; or if any such indebtedness (other than any payable on demand) shall not be paid in full at its stated maturity; or if any such indebtedness payable on demand shall not be paid in full within ten (10) days after any actual lawful demand for payment.

                    5A.06 FINAL JUDGMENT -- If there shall be entered against
              Borrower, OSLI or OSMI a final judgment (a final judgment being one from which all available appeals have been exhausted or the time for taking such appeal has lapsed) for an amount which (after deducting therefrom any amount fully insured by an insurer satisfactory to a majority of the Banks) exceeds one million dollars ($1,000,000) and the same is not discharged or satisfied within ten (10) days of the date of entry of the judgment.

                    5A.07 BORROWER/OSLI/OSMI SOLVENCY -- If (a) Borrower, OSLI
              or OSMI shall discontinue its operations, or (b) Borrower, OSLI or OSMI shall commence any insolvency action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any insolvency action of any kind commenced against Borrower, OSLI or OSMI by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower, OSLI or OSMI any insolvency action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

              5B.   EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any related writing:

                    5B.01 OPTIONAL DEFAULTS -- If any event of default referred to in subsection 5A.01 shall occur and be continuing, any Bank in its discretion shall, or if any event of default referred to in subsections 5A.02 through 5A.06 (both inclusive) shall occur and be continuing a majority of the Banks in their discretion shall, in either case, have the right, upon giving written notice to Borrower, to elect to exercise one or more of the following remedies:

                             (a) terminate the subject commitments (if not
                    already expired or reduced to zero pursuant to Section 2A or terminated pursuant to this Section) and no Bank shall have any obligation thereafter to grant any subject loan to Borrower and NCB shall have no obligation to issue any subject LC, or

                             (b) accelerate the maturity of all of the subject
                    indebtedness and all other debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than debt, if any, already due and payable), and all such debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower, or

                             (c) demand OSLI's and OSMI's prompt payment of the
                    subject guaranties, or

                             (d) appoint or cause to be appointed a receiver,
                    with or without acceleration of the subject indebtedness, to take possession of, arrange and/or dispose of the security for the subject loans and subject LCs, or

                             (e) cause NCB-Agent to foreclose any lien and
                    security interest securing the subject loans and subject LCs or the subject guaranty, or

                             (f) cause NCB-Agent to enforce such rights and
                    remedies as may be available under the loan documentation governing the existing subject LCs; or

                             (g) enforce or cause NCB-Agent to enforce such
                    other rights as may be available at law or in equity or other appropriate proceedings.

                    5B.02        AUTOMATIC DEFAULTS -- If any event of default
              referred to in subsection 5A.07 shall occur,

                             (a) the subject commitments shall automatically and
                    immediately terminate (if not already expired or reduced to zero pursuant to Section 2A or terminated pursuant to this Section) and no Bank shall have any obligation thereafter to grant any subject loan to Borrower and NCB-Agent shall have no obligation to issue any subject LC, and

                             (b) all of the subject indebtedness and all other
                    debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

                    5B.03 SUBJECT LCs -- If the maturity of the subject
              indebtedness shall be accelerated pursuant to subsection 5B.01 or 5B.02, Borrower shall immediately deposit with NCB-Agent, as security for Borrower's obligation to reimburse NCB- Agent and the Banks for any then outstanding subject LC, cash or acceptable marketable securities having a fair cash value equal to the sum of the aggregate undrawn balance of any then outstanding LCs.

                    5B.04 OFFSETS -- If there shall occur or exist any default under this Agreement referred to in subsection 5A.06, each Bank shall, so long as that default under this Agreement exists, have the right at any time to set off against and to appropriate and apply toward the payment of the subject indebtedness then owing to it (and any participation purchased or to be purchased pursuant to subsection 5B.05) whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived.

                    5B.05 EQUALIZATION -- Each Bank agrees with the other Banks that if at any time it shall obtain any advantage over the other Banks or any thereof in respect of the subject indebtedness it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the subject indebtedness owing to the other or others as shall be necessary to nullify the advantage. If any such advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the advantage) ratably to the extent of the recovery. During the existence of any default under this Agreement, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any indebtedness for borrowed money owing by Borrower to any Bank shall be applied to the subject indebtedness owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other indebtedness for borrowed money owing to that Bank.

              6A.   INDEMNITY:  STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the subject indebtedness.

              6B.   INDEMNITY:  GOVERNMENTAL COSTS/FIXED-RATE LOANS -- If

                    (a) after the date hereof, there shall be introduced or
              changed any treaty, statute, regulation or other law, or there shall be any change in the interpretation or administration thereof, or there shall be made any request from any central Bank or other lawful governmental authority, which introduction, change or compliance shall (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or loans by any Bank or (2) subject any Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to any Bank from Borrower (otherwise than by a change in taxation of that Bank's overall net income), or (4) impose on any Bank any penalty in respect of any fixed-rate loans and

                    (b) in that Bank's sole opinion any such event increases the cost to that Bank of making, funding or maintaining any LIBOR loan or reduces the amount of any payment to be made to that Bank in respect of the principal or interest on any LIBOR loan or other payment under this Agreement on an overall net basis for all of the Bank's LIBOR loans, then, upon any such Bank's demand, Borrower shall pay to that Bank from time to time such additional amounts as will compensate that Bank for and indemnify it against such increased costs or reduced payment.

              6C.   INDEMNITY:  PREPAYMENT/LIBOR LOANS -- Whenever Borrower
shall pay any principal of any LIBOR loan prior to its stated maturity (whether paid voluntarily, paid after any acceleration of maturity, paid pursuant to any requirement of this Agreement or made otherwise), Borrower in each case shall pay the Bank that made the loan a premium as liquidated damages for all losses (but excluding the loss of any LIBOR margin), costs and expenses directly or indirectly relating thereto. The premium shall be an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield plus fifty (50) basis points) equal to interest computed on principal in question from the payment date to the respective stated maturities thereof at a rate equal to the aggregate of the interest rate applicable thereto less the treasury yield plus fifty (50) basis points, all as determined by the aforesaid Bank in the reasonable exercise of its sole discretion. "Treasury yield" means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

              6D. CREDIT REQUESTS -- Whenever Borrower shall revoke any credit request for a LIBOR loan or shall for any other reason fail to borrow pursuant thereto or shall fail otherwise to comply therewith, then, in each case on any Bank's demand, Borrower shall pay that Bank such amount as will compensate it for any loss, cost or profit incurred by it by reason of its liquidation or reemployment of deposits or other funds.

              6E. INDEMNITY: UNFRIENDLY TAKEOVERS -- Borrower agrees to indemnify each Bank and NCB-Agent (each, an "indemnitee") and hold each indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such indemnitee shall be designated a party thereto) which may be incurred by any indemnitee relating to or arising out of any actual or proposed use of proceeds of the subject loans in connection with the financing of an acquisition of any corporation or other business entity, provided that no indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

              6F. INDEMNITY: GOVERNMENTAL COSTS/SUBJECT LCs -- If, after the date hereof, any change in any law or regulation or in the interpretation thereof shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement which would impose on NCB-Agent or any Bank any additional cost relating generally to the issuance or maintenance of letters of credit or specifically to the issuance or maintenance of any subject LC, then, on demand of NCB-Agent or of the Bank in question, Borrower shall pay NCB-Agent or that Bank, as the case may be, the amount of each such additional cost.

              6G. INDEMNITY: MISCELLANEOUS COSTS/SUBJECT LCs -- Borrower agrees to defend and indemnify NCB-Agent against, and to hold NCB and NCB-Agent harmless from, any loss, liability, damage, claim, cost, or expense relating to NCB's issuance or maintenance of any subject LC or to NCB's payment of any draft drawn thereunder, excluding any such loss, liability, damage, claim, cost, or expense resulting from the gross negligence or willful misconduct of NCB or NCB-Agent.

              6H. INDEMNITY: CAPITAL REQUIREMENTS -- If

                    (a) at any time any governmental authority shall require any
              Bank (or any corporate shareholder of that Bank), whether or not the requirement has the force of law, to maintain, as support for that Bank's subject commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" published at 54 F.R. 4168 and 54 F.R. 4186 or otherwise, and

                    (b) as a result thereof the rate of return on capital of
              that Bank or its shareholder or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to that Bank's subject commitment then and in each such case Borrower shall, on that Bank's demand, pay that Bank as an additional fee such amounts as will in that Bank's reasonable opinion reimburse that Bank or its shareholder for any such reduced rate of return.

              6I. INDEMNITY: COLLECTION COSTS -- If any event of default shall occur and shall be continuing, Borrower will pay the Banks and NCB-Agent such further amounts, to the extent permitted by law, as shall cover their respective costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of counsel for the Banks and NCB-Agent or any thereof) incurred in collecting the subject indebtedness or in otherwise enforcing their respective rights and remedies in respect thereof.

              6J. CERTIFICATE FOR INDEMNIFICATION -- Each demand by NCB-Agent or a Bank for payment pursuant to Section 6A, 6B, 6C, 6D, 6E, 6F, 6G, 6H or 6I shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. Each Bank agrees not to seek compensation and/or reimbursement from the Borrower pursuant to Sections 6B, 6F or 6H unless (a) such Bank is seeking similar compensation and/or reimbursement from its other borrowers similarly situated or (b) the Borrower's LIBOR loans or the subject LCs have been specifically designated as subject to the one or more items enumerated above. In determining the amount of any such payment, each Bank may use reasonable averaging and attribution methods.

              7A. BANKS' PURPOSE -- Each Bank represents and warrants to the other Banks and to Borrower that that Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and that it is not entering into this Agreement with any intention to violate that Act or any rule or regulation thereunder, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable law.

              7B.   NCB-AGENT -- Each Bank irrevocably appoints National City
Bank to be its agent for the purpose of receiving and transmitting payments and granting waivers and consents pursuant to this Agreement and for the other purposes specified in this Agreement; PROVIDED, that this agency shall not extend to the giving of any notice pursuant to Section 5A or 5B, each Bank reserving to itself the right to give such notices.

                    7B.01 COMPENSATION -- NCB-Agent shall receive compensation for its services as stated in a separate letter agreement between NCB-Agent and Borrower and Borrower shall reimburse NCB-Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such in respect of this Agreement and the related writings.

                    7B.02 NO RELIANCE ON NCB-AGENT -- Each Bank represents to
              NCB- Agent that that Bank is entering into this Agreement on the basis of its own inquiry into the relevant facts and its own credit analysis. Each Bank acknowledges that NCB-Agent is acting as such solely as a convenience to Borrower and to the Banks and not as a manager of the subject commitments or subject indebtedness, that NCB- Agent has no duties and no liabilities beyond those expressly assumed by NCB-Agent in this Agreement and the related writings, and that NCB-Agent shall lose no rights as a Bank by acting as NCB-Agent. Without limiting the generality of the foregoing, each Bank agrees NCB and its affiliates may accept deposits from, make loans to, enter into trust indentures with and generally transact business with the companies without notice to the Banks and without prejudice to NCB's rights as a Bank under this Agreement and the related writings and without prejudice to NCB's rights in respect of those other business transactions. Each Bank agrees that it will not rely on any of the other Banks or on NCB-Agent for any future inquiry or analysis in respect of this Agreement or any related writing.

                    7B.03 NCB-AGENT'S EXCULPATION -- NCB-Agent shall not be
              required to make any inquiry concerning the Borrower or any matter relating to this Agreement or any related writing. NCB-Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of Borrower or anyone else, nor shall NCB-Agent be deemed to have made any representation or warranty of any kind to any Bank by reason of any notice or any other communication pursuant to this Agreement or any related writing. NCB-Agent may consult with its counsel from time to time and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of its counsel. NCB-Agent shall be entitled to rely on any communication to it which it believes to be genuine and shall be under no duty to inquire into the validity, effectiveness, genuineness or value of this Agreement or of any related writing or of any such communication. Neither NCB-Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct.

                    7B.04 DISBURSEMENTS -- Whenever NCB-Agent shall receive any funds in respect of the subject indebtedness or otherwise in respect of this Agreement or any related writing, whether from Borrower for the account of the Banks or from the Banks for the account of Borrower, NCB-Agent shall disburse the funds on the day the funds shall be deemed to have been received. NCB-Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to Borrower before actually receiving funds from the Banks (except if and to the extent NCB-Agent shall have received written instructions to the contrary from any Bank or Banks) and to make a timely disbursement of payments to the Banks before actually receiving funds from Borrower; PROVIDED, that if any such disbursement is made and the funds in question are in fact not received by NCB-Agent, the disbursement shall be rescinded and the funds returned to NCB-Agent with interest computed thereon at the federal funds rate incurred by NCB-Agent.

                    7B.05 NCB-AGENT'S INDEMNITY -- The Banks shall indemnify
              NCB-Agent (to the extent NCB-Agent is not reimbursed by Borrower) from and against any loss or liability (other than any caused by NCB-Agent's gross negligence or willful misconduct) incurred by NCB-Agent as such in respect of this Agreement or any related writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any related writing including, without limitation, reasonable fees and expenses paid by NCB-Agent to counsel of its own selection in the defense of any claim against it or in the prosecution of its rights and remedies as NCB-Agent; PROVIDED, that each Bank shall be liable for only a ratable part of the whole loss or liability according to the ratio that its subject commitment bears to the aggregate of all of the subject commitments.

                    7B.06 ACTIONS AFTER A DEFAULT UNDER THIS AGREEMENT -- In the
              event that NCB-Agent, pursuant to subsection 3A.03 shall have been notified of any default under this Agreement, NCB-Agent:

                                 (i)  shall promptly notify the Banks:

                                 (ii) shall take such action and assert such
                          rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement;

                                 (iii) shall take such action and assert such
                          rights as it is directed to take or assert pursuant to subsection 5B.01;


                                 (iv) may take such other actions and assert
                          such other rights as it deems advisable, in its sole discretion, for the protection of the interests of the Banks; and

                                 (v) shall inform all the Banks of the taking of
                          action or assertion of rights pursuant to this subsection.

              Each Bank agrees with NCB-Agent and the other Banks that, with respect to the decisions and determinations to be made by the majority of the Banks in enforcing this Agreement and in guiding NCB-Agent in those matters, such decisions and determinations shall be binding upon all the Banks, including, without limitation, authorizing NCB-Agent at the pro rata expense of all the Banks (to the extent not reimbursed by Borrower) to retain attorneys to seek judgment on the subject loans. Each Bank similarly agrees with the other Banks that it will not, without the consent of the majority of the Banks, seek to separately institute any legal action on this Agreement.

                    7B.07 ACTIONS REQUIRING CONSENT OF A MAJORITY OF THE BANKS
              -- The approval of a majority of the Banks is required to amend or waive any of the provisions of Sections 3A, 3B, 3C and 3D of this Agreement.

                    7B.08 ACTIONS REQUIRING CONSENT OF ALL BANKS --
              Notwithstanding any other provisions of this Agreement, all of the Banks must approve any waiver or amendment to this Agreement which would (i) extend the expiration date; (ii) extend the date on which any subject indebtedness is due; (iii) reduce any interest rate, commission, commitment fee or other amount payable by Borrower hereunder; (iv) increase any Bank's subject commitment;
              (v) change the percentage of the Banks whose approval is required to take any action hereunder; (vi) change any of the provisions of subsections 2D.02 and 5A.04; or release any collateral securing the subject loans and (vii) release or modification of the subject guaranty.

                    7B.09 ACTIONS BY AGENT -- Except as otherwise provided in
              subsection 7B.06, 7B.07 or 7B.08, or as otherwise specifically provided in this Agreement, NCB-Agent may take such action on behalf of the Banks as it may from time to time deem appropriate.

                    7B.10 RESIGNATION OF AGENT -- NCB-Agent may resign as such at any time upon at least 30 days prior notice to Borrower and the Banks. If NCB- Agent at any time shall resign or if the office of NCB-Agent shall become vacant for any other reason, the majority of the Banks shall, by written instrument, appoint a successor agent satisfactory to such Banks, and, so long as no default or event of default has occurred and is continuing, to Borrower. Such successor agent shall thereupon become the agent hereunder, as applicable, and shall be entitled to receive from NCB-Agent (or the prior agent) such documents of transfer and assignment as such successor agent may reasonably request. Any such successor agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning agent's resignation becomes effective, the resigning agent may appoint a temporary successor to act until such appointment by a majority of the Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning agent, a majority of the Banks shall thereafter perform all of the duties of the resigning agent hereunder until such appointment by a majority of the banks is made and accepted. Such successor agent shall succeed to all of the rights and obligations of the resigning agent as if originally named. The resigning agent shall duly assign, transfer and deliver to such successor agent all moneys at the time held by the resigning agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor agent, the provisions of this
              Section 7 shall continue in effect for the benefit of the resigning agent in respect of any actions taken or omitted to be taken by it while it was acting as agent.

              8. INTERPRETATION -- This Agreement and the related writings shall be governed by the following provisions:

                    8.01 WAIVERS -- The Banks and NCB-Agent may from time to
              time grant waivers and consents in respect of this Agreement or any related writing or assent to amendments thereof, but no waiver, consent or amendment shall be binding upon the Banks and NCB-Agent or any thereof unless (a) it shall have been reduced to writing, each such writing to be narrowly construed, and (b) the waiver, consent or amendment shall have been approved by a majority of the Banks in any case referred to in subsection 7B.07 or by all the Banks and NCB-Agent in any case referred to in subsection 7B.08. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Banks and NCB-Agent or any thereof shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any further or other exercise thereof or of any other right, power or privilege (whether granted by other contract or by operation of law or otherwise), as each right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the party or parties exercising the same may deem expedient.

                    8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Banks and NCB-Agent may respectively otherwise have or acquire by operation of law, by other contract or otherwise.

                    8.03 BINDING EFFECT -- The provisions of this Agreement
              shall bind and benefit Borrower, NCB-Agent and each Bank and their respective successors and assigns, including each subsequent holder, if any, of the subject notes or any thereof; provided, that prior to an event of default, no Bank shall assign its subject notes or an interest in any subject indebtedness, this Agreement or any related writing without the prior written consent of Borrower, which Borrower agrees it shall not unreasonably withhold. Notwithstanding the foregoing or any other provisions of this Agreement, any Bank may at any time assign all or any portion of its subject loan and any of its subject notes to a Federal Reserve Bank, but no such assignment shall release any Bank from any of its obligations hereunder. No person other than Borrower shall have or acquire any right to obtain any subject loan or to have any subject LC issued; and provided, further, that neither any holder of any subject note nor assignee of any subject loan, whether in whole or in part, shall thereby become obligated thereafter to grant Borrower any subject loan or to participate in any subject LC.

                    8.04 SURVIVAL OF PROVISIONS -- All representations and
              warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the subject notes and subject LCs. The provisions of Sections 6A and 6F and subsection 7B.05 shall survive the payment of the subject indebtedness for a period of ninety (90) days.

                    8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a
              reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

                    8.06 CAPTIONS -- The several captions to different Sections and to the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

                    8.07 SUBSECTIONS -- Each reference to a subsection includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit.

                    8.08 ILLEGALITY -- If any provision in this Agreement or any related writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

                    8.09 OHIO LAW -- This Agreement and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

                    8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 365/366-day year except in the case of LIBOR loans which shall be computed on the basis of a 360-day year on the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

                    8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any related writing either upon the delivery of a writing to that effect, to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, addressed to Borrower (Attention: Borrower's chief financial officer), at the address set forth below (or such other address as Borrower may hereafter furnish to each Bank in writing for that purpose). No other method of giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to any Bank pursuant to this Agreement shall be delivered at that Bank's address set forth below (or at such other address as that Bank may furnish to Borrower and to the other Banks in writing for that purpose) to an account officer of that Bank. Each Bank agrees to give prompt notice to NCB-Agent whenever it gives any notice pursuant to Section 5A or 5B or grants any waiver or consent as provided in subsection 8.01.

                    8.12 ACCOUNTING TERMS -- Any accounting term used in this
              Agreement shall have the meaning ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided in
              Section 9 or elsewhere in this Agreement. All financial items shall be determined on a consolidated and consolidating basis in accordance with generally accepted accounting principles.

              9. DEFINITIONS -- As used in this Agreement and in the related writings, except where the context clearly requires otherwise,

              ACCOUNT OFFICER means that officer of the Bank in question who at the time in question is designated by that Bank as the officer having the primary responsibility for giving consideration to Borrower's request for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

              ADDITIONAL SUBJECT LCS means any letter of credit (other than the existing subject LCs) issued by NCB-Agent for account of Borrower as part of the credit facility contained in this Agreement;

              ADVANTAGE means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by a Bank in respect of the subject indebtedness if the payment results in that Banks having less than its ratable share of the subject indebtedness in question;

              AGENT means NCB-Agent and any successor agent pursuant to subsection 7B.10.

              AGREEMENT means this Agreement and includes each amendment, if any, to this Agreement;

              BANK means one of the Banking institutions that is a party to this Agreement including without limitation NCB;

              BANKING DAY means (a) in the case of a LIBOR loan, a day on which Banks in the London InterBank Market deal in United States dollar deposits and on which Banking institutions are generally open for domestic and international business in Cleveland and in New York City and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which Banking institutions in Cleveland, Ohio, are generally closed and do not conduct a Banking business;

              BORROWER means Olympic Steel, Inc., an Ohio corporation;

              CONTRACT PERIOD is defined in subsection 2B.04;

              CREDIT REQUEST is defined in subsection 2D.01;

              DEBT means, collectively, liabilities of the party or parties in question to the Banks and NCB-Agent or any thereof (whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity) whether now owing or hereafter arising, whether owing absolutely or contingently, that is created by loan, overdraft, guaranty of payment or otherwise pursuant to this Agreement, any related writing or any other contract with any of the Banks or NCB-Agent, whether incurred directly to the Banks and NCB-Agent or any thereof or acquired by purchase, pledge or otherwise, and whether participated to or from the Bank and NCB-Agent or any thereof in whole or in part; and in the case of Borrower includes, without limitation, the subject indebtedness;

              DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any event of default referred to in Section 5A and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual event of default, to the full satisfaction of a majority of the Banks;

              EBIT TO INTEREST RATIO means the ratio (on the basis of Borrower's consolidated financial statements prepared for a period of four
              (4) successive quarter annual fiscal periods and as at the end of a quarter annual fiscal period or fiscal year, as the case may be, ending two months and one day prior to the adjustment dates set forth in 2B.08) of (a) the sum of Borrower's net income, exclusive of any non-cash extraordinary items, for the year in question plus its interest expense for that year plus its federal, state and local taxes for that year to (b) its interest expense for that year;

              ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time; and in the event of any amendment affecting any Section thereof referred to in this Agreement, that reference shall be a reference to that Section as amended, supplemented, replaced or otherwise modified;

              EVENT OF DEFAULT is defined in Section 5A;

              EXISTING SUBJECT LCS mean (a) the letter of credit in the face amount of $3,545,444 which NCB has issued, for Borrower's account, to The Central Trust Company, N.A., of Cincinnati, Ohio (now known and hereafter referred to as "PNC Bank, Ohio, National Association") as trustee pursuant to a Trust Indenture dated as of December 1, 1989, which Trust Indenture relates to certain Industrial Development Variable Rate Demand Revenue Bonds, Series 1989 (Olympic Steel, Inc. Project) issued by the City of Bedford Heights, Ohio, and aggregating $3,400,000 in principal amount, (b) the letter of credit in the face amount of $1,897,856 which NCB has issued, for Borrower's account, to PNC Bank, Ohio National Association, as trustee pursuant to a Trust Indenture dated as of June 1, 1992 which Trust Indenture relates to certain Industrial Development Variable Rate Demand Revenue Bonds, Series 1992 (Olympic Steel, Inc. Project) issued by the Illinois Development Finance Authority and aggregating $1,820,000 principal amount and (c) the letter of credit in the face amount of $5,481,000 which NCB has issued, for Borrower's account, to Fifth Third Bank, as trustee, pursuant to a Trust Indenture dated as of November 1, 1994, which Trust Indenture relates to certain Variable Rate Demand Industrial Development Revenue Bonds, Series 1994 (Olympic Steel, Inc. Project) issued by the City of Plymouth, Minnesota and aggregating $5,400,000 in principal amount and any letter of credit issued in replacement or in substitution of the foregoing;

              EXPIRATION DATE means the date referred to as such in subsection 2A.03 or such later date, if any, as may be established pursuant to subsection 2A.06;

              FEDERAL FUNDS RATE means the rate of interest, as reasonably determined by NCB- Agent, paid by NCB for the purchase of "federal funds" at the time or times in question on a daily overnight basis;

              FRB RESERVE PERCENTAGE means the percentage (as determined by NCB-Agent) which, for any given day and for Banks that are in NCB's class, Regulation D of the Board of Governors of the Federal Reserve system (or any successor) prescribes for determining the reserve requirement (including, without limitation, any marginal, emergency or supplemental reserve requirement) for the "Eurocurrency liabilities" (as defined in Regulation D) of such Banks in the case of LIBOR loans or, if any similar burden is hereafter prescribed in lieu of such reserve requirements, the economic equivalent of that burden;

              GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's latest fiscal year-end financial statements referred to in subsection 4A.04;

              GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and GUARANTY means the obligation of a guarantor;

              INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshalling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and "insolvency action" includes (without limitation) a petition commencing a case pursuant to any chapter of the federal Bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

              LIABILITIES-TO-WORTH RATIO means the ratio of (a) Borrower's total liabilities to (b) Borrower's net worth;

              LIBOR pre-margin rate means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1), as determined by NCB-Agent, which equals a fraction the numerator of which is the "raw LIBOR rate" and the denominator of which is the difference of one hundred percent (100%) less the FRB reserve percentage, the "raw LIBOR rate" being the average rate per annum at which deposits in United States dollars are offered for deposits of the maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two Banking days prior to the first day of the contract period in question, to NCB by prime Banking institutions in any Eurodollar market reasonably selected by NCB;

              LIBOR LOAN means a subject loan having a contract period described in clause (a) of subsection 2B.04 and bearing interest in accordance with clause (b) of subsection 2B.07;

              LIBOR MARGIN is defined in Section 2B.07;

              LIENS means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others or any agreement to give any of the foregoing, except such as have been approved in writing by NCB-Agent;

              LONG TERM INDEBTEDNESS means all indebtedness of Borrower (i) which matures no earlier than one (1) year from the time of determination or (ii) which matures less than one (1) year from the time of determination but may have its maturity extended at the option of the obligor, to one (1) year or later from the time of determination;

              MAJORITY OF THE BANKS means Banks which have committed not less than or two-thirds (2/3), by amount, of the subject commitments as set forth in subsection 2A.01;

              MATERIAL means material as determined by a majority of the Banks in the reasonable exercise of their respective discretions;

              MATURITY means the date on which the subject indebtedness (or portion thereof) in question is scheduled for payment in accordance with this Agreement (without the benefit of any grace period) EXCEPT that in the event of any acceleration of maturity pursuant to Section 5B, "maturity" means the date as of which the sum becomes immediately payable in full in accordance with subsection 5B;

              NCB means National City Bank;

              NET INCOME means net income as determined in accordance with GAAP, after taxes and after extraordinary items;

              NET WORTH means the excess of the net book value of Borrower's assets (after deducting all applicable valuation reserves) over all of Borrower's total liabilities all on a consolidated basis;

              OSLI means Olympic Steel Lafayette, Inc., an Ohio corporation that is a wholly owned subsidiary of Borrower.

              OSMI means Olympic Steel Minneapolis, Inc., a Minnesota corporation that is a wholly owned subsidiary of Borrower.

              PENSION PLAN means a defined benefit plan (as defined in Section 3(34) of ERISA) of Borrower or OSLI and includes, without limitation, any such plan that is a multi-employer plan (as defined in Section 3(37) of ERISA) applicable to any employees of Borrower or OSLI;

              PRIME RATE means the fluctuating rate, as in effect at the time in question, that is publicly announced by NCB from time to time in Cleveland, Ohio, as being its prime rate thereafter in effect; such rate not necessarily being the interest rate charged by NCB to its most creditworthy borrowing customer;

              PRIME RATE LOAN means a subject loan maturing in the manner described in the first sentence of subsection 2B.05 and bearing interest in accordance with subsection 2B.07;

              PRIME RATE MARGIN is defined in Section 2B.07;

              PRIOR SECURITY INTEREST means an enforceable, perfected security interest or lien under the UCC or other applicable law which is prior to all liens except for the lien of taxes not due and payable to the extent given priority by statute;

              RATABLE and RATABLY mean in the proportion of the subject commitments as set forth in subsections 2A.01 and 2A.02;

              RELATED WRITING means any note, mortgage, guaranty, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, credit request, officer's certificate or other writing of any kind which is executed by Borrower or OSLI, or certified or signed by one or more of its officers, auditors or counsel, and is delivered to the Banks and NCB-Agent or any thereof pursuant to this Agreement or any related writing and includes, without limitation, the subject notes and the other writings referred to in Sections 2A, 2B, 2C, 2D, 2E, 3A and 4A;

              REPORTABLE EVENT has the meaning ascribed thereto by ERISA;

              SERIES means a borrowing obtained by Borrower from the Banks pursuant to this Agreement and divided ratably among the Banks and includes, without limitation, a borrowing the proceeds of which represent new money to Borrower and a borrowing the proceeds of which are applied to other subject loans at the stated maturity thereof;

              SUBJECT COMMITMENT means the commitment of a Bank to extend credit to Borrower pursuant to Section 2A of this Agreement and upon the terms, subject to the conditions and in accordance with other provisions of this Agreement;

              SUBJECT GUARANTY means the guaranty of payment executed and delivered by OSLI or OSMI pursuant to subsection 2F.01.

              SUBJECT INDEBTEDNESS means, collectively, all principal of and interest on the subject loans, all liability of Borrower to reimburse NCB for any draft paid by NCB with respect to subject LCs and all fees and other liabilities, if any, incurred to the Banks and NCB-Agent or any thereof by Borrower pursuant to this Agreement or any related writing;

              SUBJECT LCS means any letter of credit issued by NCB-Agent for the account of Borrower as part of the credit facility contained in this Agreement;

              SUBJECT LOAN means a loan obtained by Borrower pursuant to this Agreement;

              SUBJECT NOTE means a note executed and delivered by Borrower and being in the form and substance of EXHIBIT 2B.01 with the blanks appropriately filled;

              SUBJECT REIMBURSEMENT AGREEMENTS mean the reimbursement agreements dated as of December 1, 1989 (as amended on June 7, 1990), June 1, 1992 and October 1, 1994, as amended respectively, and any other reimbursement agreements, letter of credit applications or similar document executed by Borrower in connection with any subject LC;

              SUBJECT REVOLVING CREDIT LOAN means a subject loan obtained by Borrower that may be borrowed, repaid and reborrowed in accordance with this Agreement;

              SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another "subsidiary" of that corporation or any combination of the foregoing;

              SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as EXHIBIT 9S;

              TOTAL LIABILITIES means the aggregate (without duplication) of all of Borrower's liabilities and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of its property even if Borrower's full faith and credit is not pledged to the payment thereof, (b) an amount equal to any funding obligation of Olympic Steel Receivables, L.L.C. ("OSRLLC") under section 4.03 of the Receivable Purchase Agreement dated as of December 19, 1995, among OSRLLC, as seller, Olympic Steel Receivables, Inc. ("OSRI"), as managing member of seller, Borrower, as initial master servicer, Clipper Receivables Corporation ("Clipper"), as purchaser, State Street Boston Capital Corporation ("SSBCC"), as administrator, and NCB, as relationship bank; (c) any outstanding Liquidity Loan made to Clipper pursuant to the Liquidity Agreement dated as of December 19, 1995, among Clipper, as borrower, SSBCC, as program administrator, NCB, as liquidity agent, and the commercial lending institutions party thereto as liquidity banks, as amended and supplemented from time to time, and (d) any indebtedness for borrowed money or funded indebtedness of any kind if Borrower is a guarantor thereof; provided, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

              UCC means the Uniform Commercial Code in effect in Ohio or, with respect to perfection, priority and enforcement of a security interest in a jurisdiction other than Ohio, the Uniform Commercial Code in effect in the jurisdiction where such security interest is or is to be perfected or enforced; and

The foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

              10. EXECUTION -- This Agreement may be executed in one or more counterparts, each counterpart to be executed by Borrower, by NCB-Agent and by one or more or all of the Banks. Each such executed counterpart shall be deemed to be an executed original for all purposes but all such counterparts taken together shall constitute but one agreement, which agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

              This Agreement may be executed by representatives of the Banks using facsimile signatures, and such facsimile signature pages shall in all respects be binding on all parties hereto and thereto as if such signature pages were originally delivered. Original signature pages for all such facsimile signature pages shall be delivered to the parties hereto within ten (10) days after the date hereof.


Address:                         OLYMPIC STEEL, INC.
5080 Richmond Road
Bedford Heights, OH 44146
                                 By: __________________________________________
                                  R. Louis Schneeberger, Chief Financial Officer


Address:                         NATIONAL CITY BANK, AGENT
Metro/Ohio Division
1900 East Ninth Street
Cleveland, OH 44114-3484
                                 By: __________________________________________
                                       Donald B. Hayes, Jr., Vice President


Address:                         NATIONAL CITY BANK
Metro/Ohio Division
1900 East Ninth Street
Cleveland, OH 44114-3484
                                 By: __________________________________________
                                       Donald B. Hayes, Jr., Vice President


Address:                         MELLON BANK, N.A.
One Mellon Bank Center
Room 4401
Pittsburgh, PA 15258-0002
                                 By: __________________________________________
                                       Michael C. Haines, Vice President


Address:                         COMERICA BANK
One Detroit Center
500 Woodward Avenue
Detroit, MI 48226
                                 By: __________________________________________
                                       Brian T. Dragon, Assistant Vice President